Exhibit 5.1

June   , 2020

Therapeutics Acquisition Corp.

200 Berkeley Street

18th Floor

Boston, MA 02116

Re:          Securities Registered under Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-1 (File No. 333-239196) (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offering by Therapeutics Acquisition Corp., a Delaware corporation (the “Company”) of up to 11,500,000 shares  (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), including Shares purchasable by the underwriters upon their exercise of an over-allotment option granted to the underwriters by the Company. The Shares are being sold to the several underwriters named in, and pursuant to, an underwriting agreement among the Company and such underwriters (the “Underwriting Agreement”).

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinion set forth below.  We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

Based on the foregoing, we are of the opinion that when the Registration Statement becomes effective under the Securities Act and  the Shares are delivered and paid for, as contemplated by the Registration Statement and in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

The opinion set forth above is limited to the Delaware General Corporation Law.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement.  In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

GOODWIN PROCTER LLP